FIRST NATIONAL COMMUNITY BANCORP, INC.

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

MAY 18, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST NATIONAL COMMUNITY BANCORP, INC.

The undersigned hereby appoints Frank Caputo, Paul Latzanich and William Sharkey, and each or any of them, proxies of the undersigned with full power of substitution to vote all of the shares of First National Community Bancorp, Inc. that the undersigned may be entitled to vote at First National Community Bancorp, Inc.’s Annual Meeting of Shareholders, to be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Wednesday, May 18, 2005, at 9:00 a.m., prevailing time, and at any adjournment or postponement of the meeting as follows:

1.	ELECTION OF DIRECTORS: To elect four Class A Directors to serve for a three year term and until their successors are elected and qualified.

NOMINEES:

Michael J. Cestone, Jr.

Louis A. DeNaples

Joseph J. Gentile

Joseph O. Haggerty

_________ FOR all nominees (except as indicated to the contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

________________________________________________________________

_________AGAINST all nominees

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

2.

RATIFICATION OF AUDITORS: To ratify the Audit Committee’s selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey as the auditors of the company for the year ending December 31, 2005.

_________ FOR

_________ AGAINST

_________ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

3.

Proposal to Approve and Adopt the Amendment to Article Fifth of First National Community Bancorp, Inc.’s Articles of Incorporation to increase the company’s number of authorized shares of common stock, par value $1.25 per share, from 20,000,000 to 50,000,000 shares.

_________ FOR

_________ AGAINST

__________ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

4.	In their discretion, the proxies are authorized to vote upon such other business properly presented at the annual meeting and any adjournment or other postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Dated: ______________________2005

Signed: _________________________

__________________________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO REGISTRAR AND TRANSFER COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

I (We) do _____ do not _____ expect to attend the annual meeting.

FIRST NATIONAL COMMUNITY BANCORP, INC.

102 East Drinker Street

Dunmore, Pennsylvania 18512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the 2005 Annual Meeting of Shareholders of First National Community Bancorp, Inc. will be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Wednesday, May 18, 2005 at 9:00 a.m., prevailing time, to consider and vote upon the following matters:

1.	To elect four Class A Directors to serve for a three-year term and until their successors are elected and qualified;

2.	To ratify the Audit Committee’s selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey, as the auditors of the company for the year ending December 31, 2005;

3.

To approve and adopt a proposed amendment to Article Fifth of the company’s Articles of Incorporation to increase the company’s number of authorized shares of common stock, par value $1.25 per share, from 20,000,000 to 50,000,000 shares; and

4.	To transact any other business properly presented at the annual meeting and any adjournment or postponement of the meeting.

The Board of Directors fixed March 31, 2005, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Please refer to the attached proxy statement and the 2004 Annual Report to Shareholders. You may obtain a copy of the annual report to shareholders on Form 10-K including the financial statements and exhibits for the 2004 fiscal year at no cost by contacting William S. Lance, Treasurer, 102 East Drinker Street, Dunmore, Pennsylvania 18512. Copies of the company's first quarter 2005 financial information, as required to be filed on Form 10-Q, will also be available at no cost from William S. Lance on or after May 10, 2005.

PLEASE MARK, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

J. David Lombardi, President and Chief Executive Officer

Dunmore, Pennsylvania

April 18, 2005

FIRST NATIONAL COMMUNITY BANCORP, INC.

102 EAST DRINKER STREET

DUNMORE, PENNSYLVANIA 18512

OTC BB TRADING SYMBOL:FNCB

PROXY STATEMENT

FOR THE

2005 ANNUAL MEETING OF SHAREHOLDERS

Mailed to Shareholders on or about April 18, 2005

PROXY STATEMENT

TABLE OF CONTENTS

PAGE
Frequently Asked Questions and Answers	I

General Information	1
Date, Time and Place of Meeting	1
Voting Procedures	3

Principal Beneficial Owners Of The Company’s Common Stock	4

Principal Owners	4
Beneficial Ownership by Directors, Principal Officers and Nominees	5

PROPOSAL 1. Election Of Directors	6

Nomination of Directors	6
Information as to Nominees, Directors and Executive Officers	8

Governance of the Company	9

Code of Ethics	9
Shareholder Proposals	10
The Boards of Directors	10
Compensation of Directors	11

Audit Committee	11
Report of the Audit Committee	12

Executive Compensation	13

Summary Compensation Table	13
Option Grants	15
Employment Agreement	17
Profit Sharing Plan	18
Compensation Report of the Board of Directors	19

Board of Director Interlocks and Insider Participation	22
Stock Performance Graph And Table	22
Certain Relationships And Related Transactions	24
Principal Officers of the Company	24
Principal Officers of the Bank	25

PROPOSAL 2.	Ratification of Independent Auditors	26
PROPOSAL 3.	Proposed Amendment to Article Fifth of the
	Articles of Incorporation	28
Other Matters		29
Additional Information		29

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:	WHO IS ENTITLED TO VOTE?

A:	Shareholders as of March 31, 2005 (the record date). Each share of common stock is entitled to one vote.

Q:	HOW DO I VOTE?

A:	There are two methods. You may vote by completing and mailing your proxy or by attending the annual meeting and voting in person. (See page 3 of the proxy statement for more details).

Q:	HOW DOES DISCRETIONARY AUTHORITY APPLY?

A:

If you sign your proxy but do not make any selections, you give authority to Frank Caputo, Paul Latzanich and William Sharkey as proxy holders to vote on the proposal and any other matters that may arise at the meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Yes. Only the Judge of Election and the proxy holders will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

Q:	WHO WILL COUNT THE VOTES?

A:	Leonard A. Verrastro will tabulate the votes and act as Judge of Election.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

A:	Your shares are probably registered differently or are in more than one account. Sign and return all proxies to ensure that all your shares are voted.

I

Q:	WHAT CONSTITUTES A QUORUM?

A:

As of March 31, 2005, 10,975,843 shares of common stock were issued and outstanding. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. If you vote by proxy or in person, you will be considered part of the quorum.

Q:	WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A:	Approximately 27% of our common stock as of March 31, 2005. (See page 5 of the proxy statement for more details).

Q:	WHAT ARE THE SOLICITATION EXPENSES?

A:

First National Community Bancorp, Inc. has retained Registrar and Transfer Company of Cranford, New Jersey as its transfer agent. In its capacity as transfer agent, Registrar and Transfer Company will assist in the distribution of proxy materials and solicitation of votes for a processing fee of $500 plus out-of-pocket expenses.

Q:	WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

A:	Louis A. DeNaples, as of March 31, 2005

Dominick L. DeNaples, as of March 31, 2005

(See page 4 of the proxy statement for more details).

Q:	WHEN ARE THE 2006 SHAREHOLDER PROPOSALS DUE?

A:

As a shareholder, you must submit your proposal in writing by December 18, 2005, to Michael J. Cestone, Jr., Secretary, First National Community Bancorp, Inc. at 102 East Drinker Street, Dunmore, PA 18512. (See page 6 with regard to director nomination procedures and page 10 for other shareholder proposals.)

II

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

FIRST NATIONAL COMMUNITY BANCORP, INC.

TO BE HELD ON MAY 18, 2005

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

This proxy statement is being furnished for the solicitation by the Board of Directors of First National Community Bancorp, Inc., a Pennsylvania business corporation and registered financial holding company, of proxies to be voted at the company’s Annual Meeting of Shareholders. The annual meeting will be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643 on Wednesday, May 18, 2005, at 9:00 a.m., prevailing time. All inquiries regarding the annual meeting should be directed to William S. Lance, Treasurer. This proxy statement and the enclosed form of proxy are first being sent to shareholders of the company on or about April 18, 2005.

Purpose of the Annual Meeting

At the annual meeting, shareholders will be requested:

•	to elect four Class A Directors to serve for a three-year term and until their successors are duly elected and qualified;

•	to ratify the selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey, as the auditors of the company for the year ending December 31, 2005;

•

to approve and adopt a proposed amendment to Article Fifth of the company’s Articles of Incorporation to increase the company’s number of authorized shares of common stock, par value $1.25 per share, from 20,000,000 shares to 50,000,000 shares; and

•	to transact any other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

We have not authorized anyone to provide you with information about the company; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at First National Community Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Record Date, Quorum, Voting Rights

The company’s Board of Directors fixed March 31, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On the record date, the company had 10,975,843 outstanding shares of common stock, par value $1.25 per share, the only authorized class of stock, which was held by approximately 1,300 shareholders.

Under Pennsylvania law and the company’s by-laws, the presence of a quorum, in person or by proxy, is required for each matter to be acted upon at the annual meeting. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock held in his or her name in the company’s books as of the record date. Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes will be elected.

Solicitation of Proxies

The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the company sends to its shareholders in connection with the annual meeting, will be paid by the company. In addition to solicitation by Registrar and Transfer Company, the directors, officers and employees of the company and First National Community Bank may solicit proxies from shareholders personally or by telephone, facsimile or other electronic means without additional compensation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the common stock held of record by these persons, and upon their request, the company will reimburse them for their reasonable forwarding expenses.

If your shares are registered directly in your name with First National Community Bancorp, Inc.’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the company. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holder or to vote in person at the meeting. The company has enclosed a proxy card for your use.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Voting and Revocation of Proxies

Shares represented by proxies properly signed, executed and returned, unless subsequently revoked, will be voted at the annual meeting in accordance with the instructions made by the shareholders. If a proxy is signed, executed and returned without indicating any voting instructions, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors. Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person, after giving notice to Michael J. Cestone, Jr., Secretary of the company.

A shareholder of the company who returns a proxy may revoke the proxy prior to the time it is voted in any one of the following ways:

•	by giving written notice of revocation to Michael J. Cestone, Jr., Secretary of First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491; or

•	by executing a later-dated proxy and giving written notice to the Secretary of the company; or

•	by voting in person after giving written notice to the Secretary of the company.

Attendance by a shareholder at the annual meeting will not itself constitute a revocation of the proxy.

You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please contact William S. Lance, Treasurer at (570) 346-7667.

PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK

Principal Owners

The following table sets forth, as of March 31, 2005, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the company’s outstanding common stock so owned. The footnote to the following table is set forth on page 5 under the section entitled “Beneficial Ownership by Directors, Principal Officers and Nominees.”

Name and Address	Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Beneficially Owned
Louis A. DeNaples 400 Mill Street Dunmore, PA 18512	1,063,603	9.69%
Dominick L. DeNaples 400 Mill Street Dunmore, PA 18512	903,391	8.01%

(1)

All shares are owned individually or jointly with a spouse unless otherwise indicated. For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

Beneficial Ownership by Directors, Principal Officers and Nominees

The following table sets forth, as of March 31, 2005 the amount and percentage of the company’s common stock beneficially owned by each director, each nominee for director and all principal officers, directors and nominees of the company as a group. This information has been furnished by the reporting persons.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Michael G. Cestone	64,832 (3)	.57%
Michael J. Cestone, Jr.	158,418 (4)	1.40%
Joseph Coccia	103,647.94%
William P. Conaboy	9,206 (5)	.08%
Michael T. Conahan	26,840 (6)	.24%
Dominick L. DeNaples	903,391 (7)	8.01%
Louis A. DeNaples	1,063,603 (8)	9.69%
Joseph J. Gentile	368,401 (9)	3.36%
Joseph O. Haggerty	23,608.22%
J. David Lombardi	111,640 (10)	1.02%
John P. Moses	38,858.35%
John R. Thomas	135,233 (11)	1.23%
All Directors and Principal Officers as a Group (13 persons)	3,029,433	27.30%

As used throughout the proxy statement, the term “Principal Officers” refers to the company’s Executive Officers including the President and Treasurer.

(1)

The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 31, 2005 through the exercise of stock options. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, all shares are beneficially owned by the reporting person individually or jointly with his spouse. All numbers here have been rounded to the nearest whole number.

(2)	Percentages assume that all options exercisable within sixty (60) days of March 31, 2005 have been exercised. Therefore, on a pro forma basis, 11,279,760 shares would be outstanding.

(3)	Includes 8,000 exercisable stock options, 10,224 shares held in street name and 2,155 shares held jointly with his children.

(4)	Includes 86,264 shares held in street name, 32,360 shares held individually by his spouse and 8,000 exercisable stock options.

(5)	Includes 6,704 shares held in street name.

(6)	Includes 14,762 shares held in street name.

(7)	Includes 102,668 shares held jointly with his children and 6,217 exercisable stock options.

(8)	Includes 57,510 shares held jointly with his children and 9,673 shares held individually by his spouse.

(9)	Includes 88,434 shares held individually by his spouse and 11,197 shares held in street name.

(10)	Includes 79,199 shares held in street name, 32,100 exercisable stock options and 338 shares held individually by a child.

(11)	Includes 68,286 shares held in street name and 14,189 shares held individually by his spouse.

PROPOSAL 1:

ELECTION OF DIRECTORS

In accordance with Sections 9.2 and 9.3 of the company’s by-laws, the company has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. The company’s Board of Directors is classified into three classes – Class A, Class B, and Class C. Thus, at each annual meeting of shareholders, successors to the class of directors whose term then expires are elected to hold office for a term of three years. Therefore, the term of office of one class of directors expires in each year. The Board of Directors is authorized to increase the number of directors that constitutes the whole Board of Directors provided that the total number of directors in each class remains relatively proportionate to the others.

Unless otherwise instructed, the proxy holder will vote the proxies received for the election of the four nominees for Class A Director named below. If any nominee should become unavailable to serve for any reason, proxies will be voted in favor of a substitute nominee as designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy on the Board of Directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining members of the Board of Directors and each person so appointed will be a director until the expiration of the term of office of the class to which he or she was appointed. Election of a director requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting.

Cumulative voting rights do not exist with respect to the election of directors. Except as may otherwise be provided by statute or by the Articles of Incorporation, at every shareholders meeting, each shareholder entitled to vote has the right to one vote for each common share owned on the record date fixed for the meeting. For example, if a shareholder owns 100 shares of common stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected.

Nomination of Directors

Pursuant to Section 9.1 of the company’s by-laws, nominations for election to the Board of Directors may be made by the Board of Directors or any shareholder entitled to vote for the election of directors. Any shareholder who intends to nominate a candidate for election to the Board of Directors (other than a candidate proposed by the company’s then existing Board of Directors) must notify the company’s Secretary in writing not less than 60 days prior to the date of any shareholder meeting called for the election of directors. The notification must contain the following information to the extent known by the notifying shareholder:

a)	the name and address of each proposed nominee;

b)	the age of each proposed nominee;

c)	the principal occupation of each proposed nominee;

d)	the number of shares of the company’s common stock owned by each proposed nominee;

e)	the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee;

f)	the name and residential address of the notifying shareholder; and

g)	the number of shares of the company’s common stock owned by the notifying shareholder.

In compliance with the company’s by-laws, shareholders wishing to nominate a candidate for election to the Board of Directors, must notify the Secretary in writing not less than 60 days prior to the date of the meeting. Shareholders must deliver any proposals or nominations in writing to the Secretary of First National Community Bancorp, Inc. at its principal executive office, 102 E. Drinker Street, Dunmore, Pennsylvania 18512. See page 6 for more information about nominations to the Board of Directors.

Any nomination for director not made in accordance with Section 9.1 will be disregarded by the presiding officer of the annual meeting, and votes cast for each such nominee will be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with Section 9.1, the nomination will be honored and all votes cast for the nominee will be counted.

You may obtain a copy of the full text of the by-law provision relating to nomination of directors by writing to Michael J. Cestone, Jr. Secretary, at 102 East Drinker St., Dunmore, PA 18512. A copy of our by-laws has been filed with the Securities and Exchange Commission as an exhibit to Amendment No. 2 to Form S-4, filed June 2, 1998.

Information As To Nominees and Directors

The following table contains, as of March 31, 2005, certain information with respect to the nominees and the directors whose terms of office expire in 2005, 2006 and 2007, respectively. You will find information about their share ownership on page 5.

Name	Age as of March 31, 2005	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS A DIRECTORS WHOSE TERM EXPIRES IN 2005 AND NOMINEES FOR CLASS A DIRECTORS WHOSE TERM WILL EXPIRE IN 2008
Michael J. Cestone, Jr. (2)	73	President, M.R. Company (Real Estate Corporation); CEO, S.G. Mastriani Co.; Secretary of the Board of the Bank since 1971	1998/1969

Louis A. DeNaples (1)	64	President, DeNaples Auto Parts, Inc.; President, Keystone Landfill Inc.; Vice President Rail Realty Corp; Chairman of the Board of the Company since 1998	1998/1972

Joseph J. Gentile	74	President, Dunmore Oil Co., Inc	1998/1989

Joseph O. Haggerty	65	Retired Superintendent Dunmore School District	1998/1987

Name	Age as of March 31, 2005	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS B DIRECTORS WHOSE TERM EXPIRES IN 2006
Michael G. Cestone (2)	42	President, S.G. Mastriani Company (General Contractor)	1998/1988

Michael T. Conahan	52	President Judge, Luzerne County Court of Common Pleas	2003/2003

J. David Lombardi	56	President and Chief Executive Officer of the Company since 1998 and of the Bank since 1988	1998/1986

John R. Thomas	87	Retired Executive Former Chairman of the Board Wesel Manufacturing Company	1998/1967

Name	Age as of March 31, 2005	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS C DIRECTORS WHOSE TERM WILL EXPIRE IN 2007
Joseph Coccia	50	President, Coccia Ford, Inc; President, Coccia Lincoln Mercury, Inc.	1998/1998

William P. Conaboy	46	Vice President, General Counsel, Allied Services	1998/1998

Dominick L. DeNaples (1)	67	President, Rail Realty Corp.; Vice President, DeNaples Auto Parts Inc.; Vice President, Keystone Landfill, Inc.	1998/1987

John P. Moses	58	Partner, Moses & Gelso, L.L.P. (Attorneys at Law)	1999/1999

(1)	Messrs. Louis A. DeNaples and Dominick L. DeNaples are brothers.
(2)	Michael G. Cestone is the son of Michael J. Cestone, Jr.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of NASDAQ, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has twelve (12) members. Under the SEC and NASDAQ standards for independence, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L. DeNaples, Louis A. DeNaples, Joseph J. Gentile, Joseph O. Haggerty, and John P. Moses, meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee.

CODE OF ETHICS

In 2003, as required by law and regulation, we adopted our Code of Ethics to be applicable to our senior financial officers. The Code of Ethics is posted on our website at www.fncb.com. We filed a copy of the Code of Ethics with the SEC as an exhibit to our December 31, 2003 Annual Report on Form 10-K.

Shareholder Communications

Any shareholder who wishes to communicate with the Board of Directors may send correspondence to Michael J. Cestone, Jr., Secretary, at 102 East Drinker St., Dunmore, PA 18512, or by sending an electronic message to www.fncb.com. Mr. Cestone will submit your correspondence to the Board of Directors or the appropriate committee as applicable.

Submission of Shareholder Proposals

In order for a shareholder proposal to be considered for inclusion in First National Community Bancorp, Inc.’s proxy statement for next year’s annual meeting, the written proposal must be received by the company no later than December 18, 2005. Any proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the company after December 18, 2005, it is considered untimely; and, although the proposal may be considered at the annual meeting, the company is not obligated to include it in the 2006 proxy statement.

The Boards Of Directors

During 2004, the company’s Board of Directors held five meetings. Each of the directors attended at least 75% of the meetings of the company’s Board of Directors and the committees on which they served. All of our directors attended the 2004 Annual Meeting of Shareholders and we expect that they will all attend this year’s meeting.

The company’s directors generally function as a full board, except that the company maintains an Audit Committee and a Stock Option Administration Committee. In lieu of a nominating committee, the full board nominates the slate for the election of the Board of Directors. In lieu of a compensation committee, the full board appoints and sets compensation of officers and directors.

Members of the Stock Option Administration Committee, during 2004, were Louis A. DeNaples, Chairman, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L. DeNaples, Joseph J. Gentile, Joseph O. Haggerty and John P. Moses. The principal duties of the Committee are to make recommendations regarding the issuance of stock options granted under the 2000 Employee Stock Incentive Plan and the 2000 Independent Directors Stock Option Plan. The Committee has the authority and discretion to interpret the Plans; to establish, amend and rescind any rules and regulations relating to the Plans; and to determine what, to whom, when and under what facts and circumstances awards should be made. The Committee met once during 2004.

During 2004, First National Community Bank’s Board of Directors held twenty-five meetings. Each of the directors attended at least 75% of the meetings of the bank’s Board of Directors with the exception of Michael J. Cestone, Jr. and John R. Thomas.

The bank maintains a Senior Loan Committee to meet on alternating weeks as deemed necessary. Membership on this committee consists of the bank’s Chairman, President and Chief Executive Officer, Commercial Sales Division Manager and Retail Sales Division Manager who are permanent members. Other members of the Board of

Directors are appointed on a rotating basis, with a new director appointed monthly. In 2004, this committee held thirteen meetings. Each appointed director was present for more than 75% of the meetings for which they were scheduled except for Michael J. Cestone, Jr.

Compensation of Directors

Directors received no remuneration for attendance at these board meetings. Members of the bank’s Board of Directors receive an annual retainer of $24,000, payable at a rate of $2,000 per month, for each month or portion thereof that the director serves. The aggregate amount of fees paid in 2004 was $288,000. In 2004, Michael J. Cestone, Jr. and John R. Thomas were compensated $14,000, in the aggregate, for special services (respectively Secretary and Investment Advisor) rendered to the bank. All bank directors also received a bonus of $15,000 in 2004. Members of the bank’s Senior Loan Committee do not receive a fee for attendance at Senior Loan Committee meetings. Members of the Audit Committee of both the company and the bank do not receive remuneration for attending Audit Committee meetings. Member of the Stock Option Administration Committee do not receive remuneration for serving on the Stock Option Administration Committee.

Audit Committee

Information about the Company’s Audit Committee and its Charter

Members of the Audit Committee, during 2004, were Louis A. DeNaples, Chairman, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L.

DeNaples, Joseph J. Gentile, Joseph O. Haggerty, and John P. Moses. Each member of the Audit Committee is independent, as that term is defined by the SEC and in the NASDAQ listing standards relating to audit committees. The Audit Committee met four times during 2004. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors the engagement of an independent certified public accountant. The company has determined that we have no “audit committee financial expert” as strictly defined under applicable SEC and NASDAQ rules, because none of the committee members are experienced in preparing, auditing, analyzing or evaluating financial statements which include a level of complexity comparable to the registrant, nor do they have experience actively supervising persons who do have such experience. However, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. Further, the committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Report of the Audit Committee

March 16, 2005

To the Shareholders of First National Community Bancorp, Inc.:

We have reviewed and discussed with management the company’s audited financial statements as of and for the year ended December 31, 2004.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors as required by Independence Standard No.1, Independence Discussion with Audit Committee, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the Securities and Exchange Commission.

The Audit Committee appointed Demetrius & Company, LLC as the independent auditors for the company after reviewing the firm’s performance and independence from management. This report of the Audit Committee shall not be deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee

Louis A. DeNaples, Chairman	Dominick L. DeNaples

Joseph Coccia	Joseph J. Gentile

William P. Conaboy	Joseph O. Haggerty

Michael T. Conahan	John P. Moses

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for services in all capacities to the company and the bank for the fiscal years ended December 31, 2004, 2003, and 2002 of those persons who were, at December 31, 2004,

•	the Chief Executive Officer; and

•	the four other most highly compensated executive officers of the company, to the extent such persons’ total annual salary and bonus exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Securities Underlying Option/ SARs (#)(3)	LTIP Payouts ($)	All Other Compensation ($)(4)
J. David Lombardi President and Chief Executive Officer of the Company and the Bank	2004 2003 2002	$200,000 200,000 195,000	$365,000 350,000 310,000	- - -	- - -	2,100 3,000 6,000	- - -	$50,562 50,928 48,800
Thomas P. Tulaney, Executive Vice President of the Bank	2004 2003 2002	113,000 106,475 100,500	112,500 90,000 80,000	- - -	- - -	1,400 2,000 4,000	- - -	19,062 19,067 17,764
Gerard A. Champi, Executive Vice President Of the Bank	2004 2003 2002	113,000 102,408 93,000	112,500 90,000 80,000	- - -	- - -	1,400 2,000 4,000	- - -	19,062 18,650 16,982
William S. Lance, Treasurer of the Company and First Senior Vice President of the Bank	2004 2003 2002	87,250 81,538 76,250	45,000 38,000 34,000	- - -	- - -	1,400 2,000 4,000	- - -	12,246 16,608 10,432
Stephen J. Kavulich, First Senior Vice President of the Bank	2004 2003 2002	82,500 79,500 76,500	45,000 38,000 35,000	- - -	- - -	1,400 2,000 4,000	- - -	11,761 10,971 10,563

(1)

Cash bonuses are awarded at the conclusion of a fiscal year based upon the Board of Directors’ subjective assessment of the company’s performance as compared to both budget and prior fiscal year performance, and the individual contributions of the officers involved. Mr. Lombardi’s total includes a director’s bonus of $15,000 in 2004, $15,000 in 2003 and $10,000 in 2002.

(2)

The named executive officers did not receive perquisites or other personal benefits during 2004, 2003 or 2002 which, in the aggregate, exceeded $50,000 or 10% of the named executive officers’ salary and bonus earned during the year. Perquisites and other personal benefits which were received by the named executives were valued based on their cost to the company.

(3)

The amounts listed represent stock options granted to the persons listed in the form of qualified incentive stock options which were granted at the fair market value on the date of grant. As of March 31, 2005 (the record date), all options granted prior to 2004 are exercisable and expire ten years after the date on which the award was granted. The options granted in 2004 become exercisable on May 24, 2005, six months after the date of grant, and expire ten years after the date on which the award is granted.

(4)

For Mr. Lombardi, includes $19,062, $19,428 and $19,800 contributed by the bank pursuant to the Employees’ Profit Sharing Plan for 2004, 2003 and 2002. Also included in Mr. Lombardi’s total are director’s fees of $24,000 in each of 2004, 2003 and 2002 and premiums paid to purchase additional life insurance in the amount of $7,500 in 2004 and 2003 and $5,000 in 2002. For Mr. Tulaney, Mr. Champi, Mr. Lance and Mr. Kavulich, represents the amounts contributed by the bank to the Employees’ Profit Sharing Plan in the years shown.

Option Grants in 2004

The following table shows the stock options granted to the company’s named executive officers in 2004, and their potential value at the end of the option’s term, assuming certain levels of appreciation of the company’s common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS					Potential Realizable Value At Assumed Annual Rate of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted (#) (2)	Percent of Total Stock Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	5% ($)	10% ($)
J. David Lombardi	2,100	9.68%	$22.98	11/24/14	$30,387	$76,944
Thomas P. Tulaney	1,400	6.45%	$22.98	11/24/14	$20,258	$51,296
Gerard A. Champi	1,400	6.45%	$22.98	11/24/14	$20,258	$51,296
William S. Lance	1,400	6.45%	$22.98	11/24/14	$20,258	$51,296
Stephen J. Kavulich	1,400	6.45%	$22.98	11/24/14	$20,258	$51,296

(1)

The dollar amounts under these columns are the result of calculations at the 5% and the 10% annualized rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the company’s common stock price.

(2)	All options outstanding become immediately exercisable in the event of a change in control.

Stock Options and Stock Appreciation Rights Exercised in 2004 and Year-End Values

The following table reflects the number of stock options and stock appreciation rights exercised by the Named Executive Officers in 2004, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are “in-the-money.” In-the-money stock options are stock options with exercise prices that are below the current stock price because the stock value increased since the date of the grant.

Aggregated Option/SAR Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

			Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name	Shares/SARs Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)(1)	(#)	(#)	($)	($)
J. David Lombardi	2,000	$30,450	30,000	2,100	$470,880	$4,242
Thomas P. Tulaney	2,500	39,656	25,500	1,400	$412,164	$2,828
Gerard A. Champi	0	0	28,000	1,400	$456,820	$2,828
William S. Lance	4,000	60,450	16,000	1,400	$247,470	$2,828
Stephen J. Kavulich	1,500	22,669	26,500	1,400	$430,026	$2,828

(1)	Based upon the difference between the closing price of the common stock on the date or dates of exercise and the exercise price or prices for the stock options or stock appreciation rights.

(2)	Based upon the closing price of the common stock on December 31, 2004 of $25.00 per share. As of December 31, 2004 no stock appreciation rights were outstanding under the Stock Incentive Plan.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2004. Information is included for both equity compensation plans approved by First National Community Bancorp, Inc. shareholders and equity compensation plans not approved by First National Community Bancorp, Inc. shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (1) (2)	Weighted-average exercise price of outstanding options, warrants and rights (1) (2)	Number of shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by First National Community Bancorp, Inc. shareholders	338,500	$9.16	685,650
Equity compensation plans not approved by First National Community Bancorp, Inc. shareholders	0	$0	0
Totals	338,500	$9.16	685,650

(1)

The number of shares to be issued upon exercise of outstanding options and the weighted average exercise price includes any options which will become exercisable within sixty (60) days after December 31, 2004.

(2)	The company’s equity compensation plans include the 2000 Independent Directors Stock Option Plan and the 2000 Employee Stock Incentive Plan which were approved by shareholders on May 16, 2001.

Employment Agreement

The bank entered into an employment agreement with Mr. J. David Lombardi, President and Chief Executive Officer effective January 1, 1990, and as amended on September 28, 1994. On July 8, 1998, the company’s Board of Directors approved and adopted an amendment to the employment agreement which added the company as a party to the agreement. This agreement is designed to assist the company and the bank in retaining a highly qualified executive and to help ensure that if the company is faced with an unsolicited tender offer proposal, Mr. Lombardi will continue to manage the company without being unduly distracted by the uncertainties of his personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

The agreement provides for a base annual salary of $215,000 in 2005. Additional compensation by way of salary increases, bonuses or fringe benefits may be established from time to time by appropriate board action. The agreement does not preclude Mr. Lombardi from serving as a director of the company and the bank or from receiving related fees.

The agreement may be terminated by the company or the bank with or without "just cause" (as defined in the agreement), or upon death, permanent disability, or normal retirement of Mr. Lombardi, or upon the termination of Mr. Lombardi's employment by resignation or otherwise. In the event employment is terminated with "just cause," Mr. Lombardi shall receive salary payments at his then effective base salary, as if his employment had not been terminated, for a period of three months, excluding bonuses or fringe or supplemental payments previously authorized by the Board of Directors. In the event that the employment termination is occasioned by the company or the bank without "just cause,” Mr. Lombardi shall continue to receive each month, for a period of two years from the effective date of termination;

•	his monthly base salary payments from the bank at the rate in effect on the date of the termination;

•	his monthly Board of Directors fees; and

•	one twelfth of the average of the bonuses paid to him over the preceding three years, all computed as if his employment had not been terminated.

If a "change in control" (as defined in the agreement), occurs and as a result thereof, Mr. Lombardi's employment is terminated or his duties or authority are substantially diminished or he is removed from the office of Chief Executive Officer of the reorganized employer, Mr. Lombardi may terminate his employment by giving notice to the company within sixty days of the occurrence of the "change in control." Upon such termination, the company is obligated to pay Mr. Lombardi the total sum of the following:

•	three times his then annual base salary which was in effect as of the date of the change in control;

•	three times his then annual Board of Director's fee; and

•	three times the average of his bonuses for the prior three years.

Subsequent to termination, Mr. Lombardi may not accept employment in any office or branch of any financial institution or subsidiary in Lackawanna County, Pennsylvania for a period of three years, unless such severance was made by the company without "just cause".

Profit Sharing Plan

In 1969, the bank adopted a Profit Sharing Plan which was subsequently amended to comply with the Employee Retirement Income Security Act of 1974, the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of ’86, GUST (GATT, USERRA, SBJPA and TRA’97), EGTRRA (Economic Growth and Tax Relief Reconciliation Act of 2001), and Post-EGTRRA. Under the plan, any employee who has attained the age of twenty-one is eligible to become a plan participant on the earlier of the first day of the seventh month or the first day of the plan year coinciding with or following the date on which he/she has met the eligibility requirement. In no event shall participation commence later than six months after the date an employee satisfies the service requirements. The plan provides for progressive vesting of an employee's interest in the amount accrued to his/her respective account calculated by the percentage portion of the value of the account which is nonforfeitable based upon years of service.

The vesting schedule is as follows:

Years of Service	Nonforfeitable Percentage
less than 3	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 years and at Normal Retirement	100%

Upon normal retirement, death prior to retirement, or permanent disability, the employee is entitled to 100% of the amount credited to his/her account. In the event of voluntary termination or termination for cause prior to the end of three years of continuous employment, the amount credited to the employee's account is forfeited. The maximum amount of the bank's annual contribution is 25% of the aggregate salaries of all participants under the plan, or such other amount as determined by the bank’s Board of Directors considering net profits for the year. In no event may such contribution exceed the amount deductible by the company for federal income tax purposes. During the year ended December 31, 2004, the bank contributed $480,000 to this plan for all participants. The following amounts were contributed on behalf of the individuals named in the summary compensation table: Mr. Lombardi, $19,062, Mr. Tulaney, $19,062, Mr. Champi, $19,062, Mr. Lance, $12,246, and Mr. Kavulich, $11,761. Directors who are not also bank officers or employees are not eligible to participate in this plan.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

The full board of directors advises our Chief Executive Officer on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Stock Option Administration Committee is responsible for the administration of the company’s Stock Incentive Plan and the Independent Directors Stock Option Plan.

This report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CHIEF EXECUTIVE OFFICER COMPENSATION

Compensation for Mr. Lombardi’s services as President and Chief Executive Officer is paid under the terms of an employment agreement between the company and Mr. Lombardi. The terms of the employment agreement are described under “Employment Agreement” above. In determining appropriate types and amounts of compensation for the CEO each year, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation include the financial performance of the company, including return on stockholders’ equity, return on assets, asset quality and trends in the foregoing measures, the performance of the company’s stock price, comparative results achieved by the company’s peer group institutions, and progress in realizing the company’s long-term business plan. Individual factors include the CEO’s initiation and implementation of successful business strategies, formation of an effective management team and various personal qualities, including leadership. In addition to his base salary, Mr. Lombardi received a $350,000 bonus in 2004. Salaries and annual bonuses paid to Mr. Lombardi in the past three years and equity-based awards granted to him over this period are set forth in the Summary Compensation Table on page 13 of the proxy statement. The Board of Directors considers the amounts paid to Mr. Lombardi for his services to the company and to the bank to be reasonable in light of the responsibilities performed by Mr. Lombardi during 2004. Mr. Lombardi does not participate in the Board’s determination of his own compensation.

COMPENSATION POLICY FOR EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER

The Board of Director’s fundamental policy is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. The Board’s objective is to have a portion of each executive officer’s compensation contingent upon our performance as well as upon each executive officer’s own level of performance. Therefore, the compensation package for each executive officer is comprised of three different elements:

•	base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry;

•	cash bonuses which reflect the achievement of performance objectives and goals; and

•	long-term stock-based incentive awards which strengthen the mutuality of interest between the executive officers and our shareholders.

Factors. The principal factors that the Board of Directors considered with respect to each executive officer’s compensation for fiscal 2004 are summarized below. The Board of Directors may, however, in its discretion, apply entirely different factors for executive compensation in future years.

•

Base Salary. The base salary for each executive officer was determined on the basis of the following factors: experience, expected personal performance, the salary levels in effect for comparable positions within and without the industry, internal base salary comparability considerations and the responsibilities assumed by the executive. The weight given to each of these factors differed from individual to individual, as the Board of Directors believed appropriate.

•

Bonus. Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. Our policy is to base a significant portion of our executive officer’s cash compensation on bonus. In determining bonuses, the Board of Directors considers factors such as relative performance of the company during the year and the individual’s contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceeded certain objectives established for him/her.

•

Long-term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer’s current position with the company, the size of comparable awards made to individuals in similar positions within the industry and the individual’s personal performance in recent periods. However, the Board of Directors does not adhere to any specific guidelines as to the granting of options to our executive officers. Options to acquire an aggregate of 21,700 shares of our common stock, were granted to executive officers in fiscal 2004.

INTERNAL REVENUE CODE LIMITS ON THE DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2004, this provision has not limited our ability to deduct executive compensation, but the Board of Directors will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation. The First National Community Bancorp, Inc. Stock Incentive Plan has been designed, and, to the extent deemed advisable by the Stock Option Administration Committee, will be administered in a manner that will enable the company to deduct compensation attributable to options and without regard to such deduction limitation.

We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives, as described in this report, serves the best interests of First National Community Bancorp, Inc. and its shareholders.

BOARD OF DIRECTORS

Louis A. DeNaples, Chairman	Dominick L. DeNaples
Michael J. Cestone, Jr.	Joseph J. Gentile
Michael G. Cestone	Joseph O. Haggerty
Joseph Coccia	J. David Lombardi
William P. Conaboy	John P. Moses
Michael T. Conahan	John R. Thomas

Board of Directors Interlocks and Insider Participation

J. David Lombardi, President and Chief Executive Officer of the company and the bank, is a member of both Boards of Directors. Mr. Lombardi makes recommendations to the Board of Directors regarding employee compensation. Mr. Lombardi does not participate in conducting his own review. The entire Board of Directors votes to establish and approve the company’s compensation policies.

STOCK PERFORMANCE GRAPH AND TABLE

The following graph and table compare the cumulative total shareholder return on the company’s common stock during the period December 31, 1999, through and including December 31, 2004, with

•	the cumulative total return for all stocks traded on the S&P 500 index

•	the cumulative total return for all stocks traded on the NASDAQ Composite index

•	the cumulative total return on the SNL Securities Corporate Performance Index for banks with assets between $500 million and $1 billion.

The comparison assumes $100 was invested on December 31, 1999, in the company’s common stock and in each of the stated indices and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table on page 23 is not necessarily indicative of future performance.

First National Community Bancorp, Inc.

Total Return Performance

	Period Ending
INDEX	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
First National Community Bancorp, Inc.	100.00	82.78	93.71	111.27	172.97	309.31
S&P 500*	100.00	91.20	80.42	62.64	80.62	89.47
NASDAQ Composite Index	100.00	60.82	48.16	33.11	49.93	54.49
SNL $500M-$1B Bank Index	100.00	95.72	124.18	158.54	228.61	259.07

(*)	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. crsp.com.

(**)	SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

Assumes a $100 investment on December 31, 1999 and reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no material transactions between the company or the bank, nor any material transactions proposed, with any director or executive officer of the company or the bank, or any affiliate of the foregoing persons. The company and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the company and the bank and their affiliates on comparable terms and with similar interest rates as those prevailing from time to time for other bank customers. Total loans outstanding from the bank at December 31, 2004, to the company’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more were $21,477,000 or 29% of the bank’s total equity capital. Loans to these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 31, 2005, to the above described group was $24,902,000.

PRINCIPAL OFFICERS OF THE COMPANY

The following table sets forth, as of March 31, 2005, selected information about the principal officers of the company, each of whom is elected by the Board of Directors and each of whom holds office at the Board’s discretion.

Name	Office and Position with the Company	Held Since	Number of Shares Beneficially Owned(1)	Age as of March 31, 2005
Louis A. DeNaples	Chairman of the Board	1998	1,063,603	64

J. David Lombardi	President and Chief Executive Officer	1998	111,640	56

Michael J. Cestone, Jr	Secretary	1998	158,418	73

William S. Lance	Treasurer	1998	21,756 (2)	45

(1) All shares are owned individually or jointly with a spouse unless otherwise indicated.

For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

(2)	Includes 17,400 exercisable stock options.

PRINCIPAL OFFICERS OF THE BANK

The following table sets forth, as of March 31, 2005, selected information about the principal officers of the bank, each of whom is elected by the Board of Directors and each of whom holds office at the Board’s discretion.

Name	Office and Position with the Bank	Held Since	Employee Since	Beneficially Owned (1)	Age as of March 31, 2005
Louis A. DeNaples (1)	Chairman of the Board	1988	(2)	1,063,603	64

J. David Lombardi (1)	President and Chief Executive Officer	1988	1981	111,640	56

Gerard A. Champi (3)(4)	Executive Vice President	1998	1991	36,290	44

Thomas P. Tulaney (5)(6)	Executive Vice President	1998	1994	33,405	45

Stephen J. Kavulich (7)(8)	First Senior Vice President	1998	1991	60,535	59

William S. Lance (9)(10)	First Senior Vice President	1999	1991	21,756	45

(1)	All shares are owned individually or jointly with a spouse unless otherwise indicated.

For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

(2)	Mr. Louis A. DeNaples is a non-employee member of the Board of Directors of the bank.

(3)	Mr. Champi is the Retail Sales Division Manager.

(4)	Includes 21,400 exercisable stock options, 2,893 shares held in street name and 1,126 shares as custodian for his minor children.

(5)	Mr. Tulaney is the Commercial Sales Division Manager.

(6)	Includes 26,900 exercisable stock options and 4,840 shares held in street name.

(7)	Mr. Kavulich is the Loan Administration/Compliance Division Manager.

(8)	Includes 27,900 exercisable stock options, 10,906 shares held individually by his spouse and 8,691 shares held as custodian for his children.

(9)	Mr. Lance is the Finance Control Division Manager.

(10)	Includes 17,400 exercisable stock options.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITORS

On December 8, 2004, the Audit Committee selected Demetrius & Company, L.L.C., certified public accountants, as the principal independent auditor of the company for the year 2005, a capacity in which it has served since 1997.

Although shareholder approval of the selection of the independent auditor is not required by law, the company has determined that it is desirable to request the ratification of the shareholders of the Audit Committee’s appointment of Demetrius & Company, L.L.C. as the company’s independent auditor for the year ending December 31, 2005. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such determination as would be in the company’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the company’s and its shareholders’ best interests.

Representatives of Demetrius & Company, L.L.C. are expected to be present at the Annual Meeting of Shareholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

INDEPENDENT AUDITORS

Demetrius & Company, L.L.C., Certified Public Accountants, of Wayne, New Jersey, has been appointed as the company’s independent auditor for the fiscal year ending December 31, 2005. Services for 2005 will include an audit and opinion on the company’s consolidated financial statements as well as a review of the schedules to be included in the company’s Form 10-K to be filed with the Securities and Exchange Commission. All professional services rendered by Demetrius & Company, L.L.C. will be furnished at customary rates and terms after Board approval. Demetrius & Company, L.L.C. served as the company’s independent auditors for the 2004 fiscal year.

Aggregate fees billed to the company and the bank by the independent auditors for services rendered during the years ended December 31, 2004 and 2003, were as follows:

	2004	2003
Audit Fees	$43,900	$42,800
Audit Related Fees	$ 7,500	$ 5,311
Tax Fees	$ 3,000	$ 3,000
All Other Fees	$ 4,500	$ 5,050

Audit Fees include fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of financial statements included in the company’s Forms 10-Q or services that are normally provided by Demetrius & Company in connection with statutory and regulatory filings or engagements.

Audit Related Fees include fees billed for assurance and related services by Demetrius & Company that are reasonably related to the performance of the audit or review of the registrants financial statements and are not reported under the Audit Fees section of the table above. These services include the examination of the company’s management report regarding Internal Control and Compliance with Designated Laws and Regulations.

Tax Fees include fees billed for professional services rendered by Robert Rossi & Co. for tax compliance, tax advice and tax planning. These services include the preparation of 2004 and 2003 tax returns.

All Other Fees include fees billed for products and services provided by Demetrius & Company and Robert Rossi & Co., other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above. These include examination of management’s assertion regarding compliance with minimum services standards and preparation of audited financial statements for the company’s profit sharing plan.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Demetrius & Company’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has a policy for the pre-approval of services provided by the independent auditors. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. None of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described above was approved by the Audit Committee pursuant to the pre-approval waiver provisions set forth in applicable SEC rules.

PROPOSAL 3:

PROPOSED AMENDMENT TO ARTICLE FIFTH OF THE ARTICLES OF INCORPORATION OF FIRST NATIONAL COMMUNITY BANCORP, INC.

On February 23, 2005, the Board of Directors unanimously approved and adopted resolutions, subject to shareholder approval, to amend Article Fifth of the company’s Articles of Incorporation to increase the company’s number of authorized shares of common stock, par value $1.25 per share, from 20,000,000 shares to 50,000,000 shares.

The Board believes that the proposed increase in the number of authorized shares of common stock will provide the company with as much flexibility as possible to issue additional shares of common stock for proper corporate purposes, including financing, capital enhancement, acquisitions, stock splits, stock dividends, employee incentive plans, dividend reinvestment plans and other similar purposes. At this time, the Board of Directors has no plans to offer additional shares for sale or to increase the number of outstanding shares through a stock split or a stock dividend. Any plan which involves the issuance of stock or option rights to directors, officers or employees of the bank is not being submitted to shareholders for approval at this time nor has it been presented for approval to the Board of Directors. Future shareholder approval may be solicited in accordance with applicable regulation.

Pursuant to the resolutions adopted by the Board of Directors, the Board directed and ordered the following resolutions be presented and acted upon at the annual meeting of shareholders:

RESOLVED, that the proposal to approve and adopt an amendment to Article Fifth of the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 20,000,000 shares to 50,000,000 shares, is hereby approved, adopted, ratified and confirmed by the shareholders of First National Community Bancorp, Inc.

BE IT FURTHER RESOLVED, that Article Fifth of the Articles of Incorporation of First National Community Bancorp, Inc. is amended and restated to read in full and its entirety as follows:

“5.	The aggregate number of shares that the Corporation shall have authority to issue is fifty million (50,000,000) shares of Common Stock having a par value of One Dollar and Twenty-five Cents ($1.25) per share.”

The increase in the number of authorized shares of common stock will not substantially change the rights of existing shareholders. However, the company will have added flexibility to issue additional shares, to the extent of the increase in the number of authorized shares, without first obtaining shareholder approval. As a result, any issuance of additional shares may result in substantially diluting the interest of current shareholders.

If the shareholders approve and adopt the proposed amendment to Article Fifth of the Articles of Incorporation, the company will have approximately 39,024,157 shares of authorized and unissued stock. No further shareholder action or authorization is necessary for future issuance of these shares, except as may be required for a particular transaction by applicable law or regulatory agencies having jurisdiction over the company.

The authorization of the additional shares may be viewed as an anti-takeover strategy because the Board of Directors may deter future attempts to gain control over the company through the issuance of the additional shares to a person or entity that is friendly to the Board of Directors, thereby diluting the position of a potential acquiror who owns some of the company’s shares. The overall effect of any anti-takeover strategy may be to deter a future offer or other merger or acquisition proposal that a majority of shareholders might view to be in their best interests, as the offer might include a substantial premium over the market price of the company’s common stock at that time.

On the other hand, the Board of Directors will enjoy more flexibility to engage in mergers or acquisitions that the Board approves, as a result of the increased number of authorized shares. In addition, anti-takeover strategies generally may have the effect of assisting the company’s current Board of Directors in retaining its position.

The affirmative vote of a majority of the company’s issued and outstanding shares of common stock entitled to vote at the annual meeting is required to approve and adopt this amendment to Article Fifth of the company’s Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND ARTICLE FIFTH OF THE ARTICLES OF INCORPORATION OF FIRST NATIONAL COMMUNITY BANCORP, INC.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers and shareholders who beneficially own more than 10% of the company’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2004.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the meeting other than as stated in the Notice of Meeting. However, if other matters properly come before the meeting, the shares of common stock represented by the signed proxies will be voted in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

ADDITIONAL INFORMATION

A copy of the company’s annual report to shareholders for its fiscal year ended December 31, 2004, was mailed on March 28, 2005. Any shareholder may obtain additional copies of the company’s Annual Report on Form 10-K for the year ended December 31, 2004, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, from our website at www.fncb.com or via email at fncb@fncb.com. This information may also be obtained by submitting a written request to William S. Lance, Treasurer, 102 East Drinker Street, Dunmore, Pennsylvania 18512.

In accordance with Securities Exchange Act Rule 14a-3(3)(1), in the future, First National Community Bancorp, Inc. intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. This method of delivery is known as “householding”. Upon written or oral request, the company will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify the company by writing or calling William S. Lance, Treasurer of First National Community Bancorp, Inc. at 102 E. Drinker Street, Dunmore, PA 18512 or (570) 346-7667 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of the company’s annual report or proxy statement, you may request that we deliver only a single copy of annual reports or proxy statements by notifying us at the above address or telephone number.